Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-183992 on Form S-8 of Mondelēz Global LLC of our report dated June 26, 2014 appearing in this Annual Report on Form 11-K of the Mondelēz Global LLC Thrift Plan for the year ended December 31, 2013.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

June 26, 2014